SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

EASTMAN KODAK COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Dear Shareholder:

The Annual Meeting of Eastman Kodak Company will be held on May 14, 2008 – two weeks from today. According to our records, your shares have not yet been voted. In order to vote, please refer to the proposals and follow the simple instructions listed below:

1.	Vote by telephone. Call 1-800-690-6903 using a touch-tone telephone. You will need your control number, which is printed on the enclosed voting form, and follow the recorded instructions; or

2.	Vote by internet. Go to the website www.proxyvote.com. You will need your control number, which is printed on the enclosed voting form, and follow the instructions that appear on the website; or

3.	Vote by mail. Please mark, sign and date the enclosed voting form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please take a few minutes to cast your vote today. As outlined in our proxy statement which you should read carefully, and which can be accessed online at www.proxyvote.com, we are seeking shareholder votes:

  FOR the election of 12 directors;
  FOR ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and
  AGAINST the shareholder proposal on majority voting requirements for director nominees. As more fully explained in our Proxy Statement, the Board of Directors opposes the shareholder proposal for three reasons. First, the requested change to Kodak’s Certificate of Incorporation is unnecessary because the Board has already adopted a governance policy requiring any director who receives more “withhold” votes than “for” votes to tender his or her resignation. Second, the Board has a robust process for selecting highly qualified independent director nominees. Third, to amend our Certificate of Incorporation would require shareholder approval which is premature given the evolving nature of majority voting standards.

Accordingly, each vote is important, regardless of the number of shares you own.

Sincerely,

The Board of Directors of Eastman Kodak Company recommends a vote FOR items 1 and 2 and AGAINST item 3.

Eastman Kodak Company • 343 State Street • Rochester, NY 14650
Phone: 585-724-3378 • Fax: 585-724-9549 • Email: laurence.hickey@kodak.com